UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2019

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 31, 2019, the Registrant completed the disposition of its Technical Packaging business segment, consisting of Registrant’s wholly-owned subsidiaries Thermoform Engineered Quality LLC, Plastique Ltd. and Plastique sp. z o.o. (the “Technical Packaging Business”), to Sonoco Plastics, Inc. and Sonoco Holdings, Inc. (“Buyers”), two wholly-owned subsidiaries of Sonoco Products Company, pursuant to the Equity Purchase Agreement entered into on November 15, 2019 and announced on November 18, 2019 (the “Agreement”).

The Agreement provided for a purchase price of $187 million in cash, plus or minus certain customary adjustments based on working capital and other typical post-closing adjustments specified in the Agreement. Additional information about the Agreement and the transaction was provided in the Registrant’s Form 8-K filed on November 15, 2019. At the Closing, the Registrant received approximately $187 million in cash, subject to final determination of the adjustments provided for in the Agreement.

A copy of the Agreement is attached to this Report as Exhibit 10.1. The Agreement is provided pursuant to Securities and Exchange Commission requirements and to provide investors with information regarding the terms of the Agreement. The terms of the Agreement have been negotiated between the parties solely for the purposes of this particular transaction, and are not intended to provide any other factual information about the Registrant or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of that Agreement and as of specific dates; were solely for the benefit of the parties to the Agreement; and are subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them, which may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Registrant or any of its subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Registrant. Accordingly, investors should read the representations and warranties in the Agreement not in isolation but only in conjunction with the other information about the Registrant and its subsidiaries included in the reports, statements, and other filings the Registrant makes or has made with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(b)       Pro forma financial information

On December 31, 2019, the Registrant completed the disposition of the Technical Packaging Business as described under Item 2.01 above.

The following unaudited pro forma consolidated statements of operations for the year ended September 30, 2019 present the Registrant’s results of operations as adjusted to give effect to the divestiture of the Technical Packaging Business as if it had occurred at the beginning of the period. The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2019 presents the Registrant’s financial position as if the divestiture had occurred on September 30, 2019. The unaudited pro forma consolidated balance sheet as of September 30, 2019 reflects the elimination of the net assets of the Technical Packaging Business, the elimination of all intercompany accounts, the inclusion of the net proceeds from the sale reducing the outstanding debt, and the estimated gain on the sale in retained earnings. The estimated gain on the sale of the Technical Packaging Business may change upon final determination and settlement of post-closing adjustments.

The unaudited pro forma financial statements should be read in conjunction with the Registrant’s consolidated financial statements and notes thereto previously filed as part of the Registrant’s most recent annual report on Form 10-K for the period ended September 30, 2019.

The unaudited pro forma information below is provided for information purposes only and is not necessarily indicative of what the actual financial position or results of operations of the Registrant would have been had the transaction actually occurred on the dates indicated, nor does it purport to indicate the future financial position or results of operations of the Registrant. The pro forma adjustments are based upon available information and assumptions believed to be reasonable in the circumstances. There can be no assurance that such information and assumptions will not change from those reflected in the pro forma financial statements and notes thereto.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Year Ended September 30, 2019	Less Technical Packaging Business (1)	Pro Forma Adjustments		Pro Forma Year Ended September 30, 2019
Net sales	$812,970	(86,926)	-		726,044
Costs and expenses:
Cost of sales	508,521	(70,523)	-		437,998
Selling, general and administrative expenses	172,109	(9,375)	-		162,734
Amortization of intangible assets	19,488	(996)	-		18,492
Interest expense (income)	8,396	(304)	(4,815	)(2)	3,277
Other income (expenses), net	2,240	(1,389)	(100,000	)(3)	(99,149)
Total costs and expenses	710,754	(82,587)	(104,815)		523,352

Earnings before income taxes	102,216	(4,339)	104,815		202,692
Income taxes	21,177	(789)	30,875	(4)	51,263
Net earnings	81,039	(3,550)	73,940		151,429

Earnings per share:
Basic:
Net earnings	$3.12				5.84
Diluted:
Net earnings	$3.10				5.80

Average common shares outstanding:
Basic	25,946				25,946
Diluted	26,097				26,097

Notes:
(1)	The elimination of operating results, assets sold to Buyers and liabilities assumed by Buyers reflects the terms of the Agreement.
(2)	Represents an adjustment of interest expense assuming the net cash proceeds were received at the beginning of the period.
(3)	Represents the estimated pre-tax gain on the sale of the Technical Packaging Business.
(4)	Represents the estimated tax expense impact on the pro forma adjustments.

ESCO TECHNOLOGIES INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited)

(Dollars in thousands)

	September 30, 2019	Less Technical Packaging Business (1)	Pro Forma Adjustments		Pro Forma September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$61,808	-	-		61,808
Accounts receivable, net	174,427	(15,712)	-		158,715
Contract assets, net	115,310	(5,099)	-		110,211
Inventories	128,825	(3,869)	-		124,956
Other current assets	14,824	(634)	-		14,190
Total current assets	495,194	(25,314)	-		469,880
Property, plant and equipment, net	161,470	(33,627)	-		127,843
Intangible assets, net	393,047	(11,442)	-		381,605
Goodwill	409,215	(18,959)	-		390,256
Other assets	7,794	(3,349)	-		4,445
Total assets	$1,466,720	(92,691)	-		1,374,029

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$21,261	(1,261)	-		20,000
Accounts payable	71,370	(7,570)	-		63,800
Contract liabilities, net	81,177	-	-		81,177
Accrued salaries	38,531	(1,337)	-		37,194
Accrued other expenses	39,296	(1,349)	-		37,947
Total current liabilities	251,635	(11,517)	-		240,118
Pension obligations	22,682	-	-		22,682
Deferred tax liabilities	64,855	-	-		64,855
Other liabilities	36,326	-	-		36,326
Long-term debt	265,000	-	(150,000	)(2)	115,000
Total liabilities	640,498	(11,517)	(150,000)		478,981

Shareholders' equity	826,222	(81,174)	150,000	(3)	895,048
Total liabilities and shareholders’ equity	$1,466,720	(92,691)	-		1,374,029

Notes:
(1)	The elimination of operating results, assets sold to Buyers and liabilities assumed by Buyers reflect the terms of the Agreement.
(2)	Represents the estimated net proceeds of the transaction used to pay down debt.
(3)	Represents the estimated net gain of approximately $70 million to be recorded as a result of the divestiture and the elimination of approximately $80 million of equity related to the Technical Packaging Business. The estimated gain may change upon the final determination and settlement of post-closing adjustments and other divestiture-related costs.

(d)        Exhibits

Exhibit No.	Description of Exhibit

10.1	Equity Purchase Agreement dated November 15, 2019 by and among Sonoco Plastics, Inc., Sonoco Holdings, Inc., Esco Technologies Holding LLC, Esco UK Holding Company I Ltd., Thermoform Engineered Quality LLC, and Plastique Holdings Ltd.*

* Schedules to the Equity Purchase Agreement have been omitted pursuant to the provisions of Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a copy of any of the omitted Schedules to the Securities and Exchange Commission upon request.

104	Cover Page Inline Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2020

ESCO TECHNOLOGIES INC.

By:	/s/ Jeffrey D. Fisher
Jeffrey D. Fisher
Assistant General Counsel and Assistant Secretary